Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Hershey, Esq. and Christopher S. Parisi, Esq. and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including without limitation post-effective amendments, to any or all of the registration statements listed below, which registration statements have been previously filed by the Company with the Securities and Exchange Commission, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Form	Registration Number
S-8	333-137886
S-8	333-134792
S-8	333-121497
S-8	33-55096
S-8	333-47769
S-8	333-47783
S-8	33-56469
S-8	33-56471
S-8	33-55435
S-3	333-97475
S-3	333-47803
S-3	33-56455
S-3	33-56457
S-3	33-55947
S-3	33-54779
S-3	33-53711
S-3	33-52285

Signature	Title	Date

/s/ Matthew J. Espe	Chairman and Chief Executive Officer	October 31, 2008
Matthew J. Espe	(Principal Executive Officer)

/s/ Robert F. Woods	Senior Vice President and Chief Financial Officer	October 31, 2008
Robert F. Woods	(Principal Financial Officer)

/s/ Theodore E. Strand	Vice President and Controller	October 31, 2008
Theodore E. Strand	(Principal Accounting Officer)

/s/ Philip E. Cushing	Director	October 31, 2008
Philip E. Cushing

/s/ Thomas R. Gibson	Director	October 31, 2008
Thomas R. Gibson

/s/ Richard A. Jalkut	Director	October 31, 2008
Richard A. Jalkut

/s/ Arthur E. Johnson	Director	October 31, 2008
Arthur E. Johnson

/s/ Kurt M. Landgraf	Director	October 31, 2008
Kurt M. Landgraf

/s/ Gerald Luterman	Director	October 31, 2008
Gerald Luterman

/s/ William E. McCracken	Director	October 31, 2008
William E. McCracken

/s/ Hellene S. Runtagh	Director	October 31, 2008
Hellene S. Runtagh

/s/ Anthony P. Terracciano	Director	October 31, 2008
Anthony P. Terracciano